SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Additional Materials
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Mack-Cali Realty Corporation

(Name of Registrant as Specified In Its Charter)

Bow Street LLC

Bow Street Special Opportunities Fund XV, LP

A. Akiva Katz

Howard Shainker

Alan R. Batkin

Frederic Cumenal

MaryAnne Gilmartin

Nori Gerardo Lietz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOW STREET URGES MACK-CALI SHAREHOLDERS TO VOTE THE GOLD PROXY CARD TODAY “FOR” ALL FOUR OF BOW STREET’S HIGHLY-QUALIFIED, INDEPENDENT NOMINEES AND A THOROUGH REVIEW OF ALL STRATEGIC ALTERNATIVES

NEW YORK – June 7, 2019 – Bow Street LLC ("Bow Street"), a New York-based investment firm that beneficially owns approximately 4.5% of the outstanding shares of common stock of Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI), is today urging Mack-Cali shareholders to vote the GOLD proxy card “FOR” ALL FOUR of Bow Street’s highly-qualified director nominees at Mack-Cali’s Annual Meeting of Shareholders to be held on June 12, 2019. Mack-Cali shareholders finally have an opportunity to influence the Company’s future by reinvigorating the Mack-Cali Board of Directors (the “Board”) with truly independent directors committed to driving value for all shareholders.

Vote TODAY on the GOLD proxy card “FOR” Alan Batkin, Frederic Cumenal, MaryAnne Gilmartin, and Nori Gerardo Lietz.

Over the past several weeks, Mack-Cali shareholders have heard a lot from both sides. Here are the facts:

•	Over the past two decades, Mack-Cali has generated NO value for shareholders; the Company’s share price has consistently trailed peers, resulting in bottom quartile performance across 3-, 5-, 10-, 15-, and 20-year periods.[1] Mack-Cali shares have declined over 40%[2] since William Mack joined the Board in 1997, and have declined ~20%[3] since Michael DeMarco became CEO in 2017.

•	Incumbent Mack-Cali directors William Mack, Nathan Gantcher, Alan Philibosian and Vincent Tese have served on the Board throughout this entire 20-year period and are directly responsible for overseeing strategies that have resulted in a ~70% decrease in dividends, a ~50% share price decline[4] and an increase in leverage from ~4.5x Debt/EBITDA[5] to over 9x Debt/EBITDA[6].

•	This Board is highly resistant to change and will only do the bare minimum it believes is necessary to appease shareholders. After 20 years of poor corporate governance, Mack-Cali is now reluctantly considering modest half-measures in the face of intense shareholder pressure and the prospect of losing a proxy contest. This shift in tone comes many years too late, and the Company’s proposed “changes” are incremental at best. Without true independence in the Boardroom, Bow Street has no doubt that the Board will return to business as usual – with potentially disastrous, long-term consequences for Mack-Cali shareholders.

•	Mack-Cali shareholders must hold the Board accountable for years of failed strategies, resulting in severe value destruction. Simply put, this Board NO LONGER deserves the trust of shareholders.

__________________________________________________

1 Using public REITs that were public throughout performance period with market caps greater than $250m; Bloomberg; data as of last unaffected trading close (3/15/2019).

2 Mack-Cali price decline from December 1997 Cali Realty combination to 3/15/2019 (last unaffected trading price).

3 Mack-Cali price decline from April 5, 2017 appointment of CEO DeMarco to 3/15/2019 (last unaffected trading price).

4 Bloomberg data from 2004 to 2019.

5 Using Citigroup calculation of EBITDA from report dated 11/29/2004 and 3/3/2005.

6 Company disclosed Debt / EBITDA of 9.5x as of 3/31/2019.

Now is the time for shareholders to VOTE GOLD FOR A NEW DAY MACK-CALI. Bow Street thanks all Mack-Cali shareholders for their support.

Time is Short and Your Vote Is Important!

To ensure that your shares are voted at the meeting, please vote today by telephone or over the Internet.

Simply follow the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any White proxy card that you may receive from Mack-Cali. Returning a White proxy card – even if you “withhold” on the Company's nominees –will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

Important Information

Bow Street LLC ("Bow Street"), A. Akiva Katz, Howard Shainker, Alan R. Batkin, Frederic Cumenal, MaryAnne Gilmartin, and Nori Gerardo Lietz (collectively, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of Mack-Cali Realty Corporation (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Innisfree M&A Incorporated.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Bow Street with the SEC on May 1, 2019. This document is available free of charge from the sources indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this presentation in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Bow Street disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results.